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                                                                    EXHIBIT 3.23

                            ARTICLES OF ORGANIZATION

                                       OF

                             WS GENERAL PARTNER, LLC

            The undersigned, a natural person of the age of eighteen years or more, acting as the sole organizer of a limited liability company under the Texas Limited Liability Company Act (Tex. Rev. Civ. Stat. Ann. art. 1528n) (the "Texas Limited Liability Company Act"), does hereby adopt the following Articles of Organization for such limited liability company:

                                    ARTICLE I

            The name of the limited liability company (the "Company") shall be WS General Partner, LLC.

                                   ARTICLE II

            The period of duration of the Company shall be perpetual, unless it is earlier dissolved in accordance with the provisions of the Regulations of the Company.

                                   ARTICLE III

            The purpose for which the Company is organized shall include the transaction of any or all lawful business for which limited liability companies may be organized under the Texas Limited Liability Company Act, except as limited by the Regulations of the Company.

                                   ARTICLE IV

            The address of the initial registered office of the Company shall be 35 N. St. Paul St., Dallas, Texas 75201 and the name of its initial registered agent at such address shall be CT Corporation.

                                    ARTICLE V

            The Company shall not have managers. The Company shall be managed by its members.

            The name and address of the initial member of the Company are as follows:

        NAME                              ADDRESS

        Waste Services, Inc.              7025 Greenway Parkway, Suite 100
                                          Scottsdale, AZ 85254

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                                   ARTICLE VI

            The Regulations shall be executed by the initial member of the Company and shall set forth all provisions for the regulation and management of the affairs of the Company. Any person or entity that acquires a membership interest in the Company shall be bound by the provisions of the Regulations, notwithstanding the fact that such person has not executed such Regulations or a separate written instrument pursuant to which it agrees to be bound by the provisions thereof.

                                   ARTICLE VII

            The name and address of the sole organizer are as follows:

         NAME                               ADDRESS

         Matthew L. Larsen                  Baker Botts L.L.P.
                                            2001 Ross Avenue
                                            Suite 700
                                            Dallas, Texas 75201

                            [signature page follows]

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      IN WITNESS WHEREOF, the undersigned has executed these Articles of
Organization in his capacity as sole organizer of the Company as of April 8, 2004.

                                              /s/ Matthew L. Larsen
                                              -------------------------
                                              Matthew L. Larsen